SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             EURONET WORLDWIDE, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                DELAWARE                                    74-2806888
      (State Or Other Jurisdiction Of                     (I.R.S. Employer
      Incorporation Or Organization)                      Identification No.)

                             4601 COLLEGE BOULEVARD
                                    SUITE 300
                              LEAWOOD, KANSAS 66211
                                 (913) 327-4200
          (Address And Telephone Number Of Principal Executive Offices,
                              Including Zip Code)

                           DANIEL R. HENRY, PRESIDENT
                             4601 COLLEGE BOULEVARD
                       LEAWOOD, KANSAS 66211 913-327-4200
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                             EURONET WORLDWIDE, INC.
                        2003 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title Of The Plan)

                        Copies of All Correspondence To:
                        --------------------------------

                              J. MARK POERIO, ESQ.
                     PAUL, HASTINGS, JANOFSKY & WALKER, LLP
                     1299 PENNSYLVANIA AVE., NW, 10th FLOOR
                            WASHINGTON, DC 20004-2400


                          ----------------------------
                         CALCULATION OF REGISTRATION FEE
------------------- -------------------------------- -----------------------------------
                                        Proposed          Proposed
                                        Maximum           Maximum
Title Of               Amount           Offering          Aggregate         Amount of
Securities             To Be            Price Per         Offering          Registration
To Be Registered       Registered       Share (1)         Price (1)         Fee
------------------- -------------------------------- -----------------------------------
Common Stock,          500,000          $7.52             $3,760,000.00     $345.92
$0.01 par value

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, based on the average of the high and low selling prices of the Common Stock as quoted on the Nasdaq National Market on January 29, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information And Employee Plan Annual Information*

* Information about the registrant required by Part I to be contained in a Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

      1. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      2. The registrant's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 2002, June 30, 2002, and September 30, 2002.

      3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 2001.

      4. The description of the registrant's Common Stock contained in the registration statement on Form 8-A (No. 0-22167), filed on February 21, 1997 with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated


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


by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Articles EIGHT and NINE of the registrant's certificate of incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law.



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


      Article VII of the registrant's by-laws, as amended, provides that the registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS

      See Exhibit Index on page 9.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on January 30, 2003.

EURONET WORLDWIDE, INC.

By /s/ Daniel R. Henry
   ----------------------------
      Daniel R. Henry

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title
---------                           -----


/s/ Michael J. Brown                Chief Executive Officer
--------------------------          (Principal Executive Officer)
Michael J. Brown


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


Signature                           Title
---------                           -----

/s/ Daniel R. Henry                 Director, President, and Chief Operating
--------------------------          Officer
Daniel R. Henry


/s/ Dr. Andrzej Olechowski          Director
--------------------------
Dr. Andrzej Olechowski


/s/ Eriberto R. Scocimara           Director
--------------------------
Eriberto R. Scocimara


/s/ Thomas A. McDonnell             Director
--------------------------
Thomas A. McDonnell


/s/ Jeanine Strandjord              Director
--------------------------
Jeanine Strandjord


/s/ Rick Weller                     Chief Financial Officer
--------------------------          (Principal Financial and Accounting
Rick Weller                         Officer)



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


                                  EXHIBIT INDEX

EXHIBIT

   4.       Instruments defining the rights of security holders:

            (a) Euronet Worldwide, Inc. Employee Stock Purchase Plan.

   5. Opinion of Paul, Hastings, Janofsky & Walker, LLP re: validity of securities registered.

   23.      Consents of experts and counsel:

            (a) Consent of KPMG Polska Sp. z o.o. (certified public accountants)

            (b) Consent of Paul, Hastings, Janofsky & Walker, LLP as Legal
                Counsel (included in exhibit 5).

   24.      Power of Attorney: included on signature page.



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